Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

July 29, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Representative of the Initial Purchasers

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), and Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Issuers’ 7.25% Senior Notes due 2022 (the “Notes”). Merrill Lynch has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale (the “Offering”) of the Notes and the Guarantees (as defined below).

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), from the Issuers to the Depositary.

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Obligors (as defined below) may be required to file with the SEC (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder) relating to another series of debt securities of the Issuers with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Obligors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, and premium, if any, and interest on, the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Partnership formed or acquired after the Closing Date that guarantees the Notes or the Exchange Notes in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees of the Notes to be included in the Indenture (the “Guarantees”). The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities”; the Exchange Notes and the Guarantees related thereto are herein collectively referred to as the “Exchange Securities”; and the Issuers and the Guarantors are herein collectively referred to the “Obligors.”

Compressco Partners Sub, Inc., a Delaware corporation (the “Purchaser”), has entered into that Stock Purchase Agreement, dated as of July 20, 2014 (the “Stock Purchase Agreement”), with Warren Equipment Company, a Delaware corporation (the “Shareholder”), pursuant to which the Shareholder agreed to sell, and the Purchaser agreed to acquire (the “Acquisition”), all of the issued and outstanding capital stock of Compressor Systems, Inc., a Delaware corporation (the “Target”). On the Closing Date, immediately following consummation of the Acquisition, the Target and any additional entities required to guarantee the Notes pursuant to the Indenture (collectively, the “Additional Guarantors”) will be joined as parties to this Purchase Agreement (this “Agreement”) pursuant to a joinder agreement, the form of which is attached hereto as Exhibit B (the “Joinder Agreement”). From and after the time of execution of the Joinder Agreement, all references herein to the “Guarantors” will be deemed to include the Additional Guarantors (unless the context requires otherwise).

The Securities are being issued and sold as part of a financing of the Acquisition, the costs and expenses related to the Transactions (as defined below), and the ongoing working capital and other general partnership purposes of the Partnership. In addition to the Offering, the Purchaser intends to finance the Transactions from the following sources: (i) a concurrent registered offering of the Partnership’s common units representing limited partner interests (the “Equity Offering”); and (ii) initial borrowings under the Partnership’s new credit agreement (the “New Credit Agreement”). The Acquisition, the issuance and sale of the Notes, the issuance of the Guarantees, the Equity Offering, the entry by the Obligors into the New Credit Agreement and the initial extensions of credit thereunder, if any, on the Closing Date, the repayment in full of borrowings under the Partnership’s existing credit agreement (the “Existing Credit Agreement”) as described in the Pricing Disclosure Package (as defined below) and the payment of transaction costs are referred to herein collectively, as the “Transactions.”

This Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, the New Credit Agreement, the Joinder Agreement and the Indenture are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the SEC under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that the Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

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The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated July 21, 2014 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated July 29, 2014, in the form attached hereto as Annex I (the “Pricing Supplement”), describing the terms of the Securities, each for use by each Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Each Obligor hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Obligors, jointly and severally, hereby represents and warrants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (it being understood that whenever a reference is made in this Section 1 to the subsidiaries of the Partnership, such phrase will be understood to refer to the subsidiaries of the Partnership both prior to and immediately after the Acquisition, including the Additional Guarantors and their subsidiaries) (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the date hereof and as of the Closing Date):

(a) No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 hereof and subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).

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(b) No Integration of Offerings or General Solicitation. None of the Obligors, their affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Obligors, their Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Obligors, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has engaged in any directed selling efforts within the meaning of Regulation S and (ii) each of the Obligors, their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation or warranty) has complied with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a) hereof, as applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.

(e) Additional Written Communications. The Obligors have not prepared, made, used, authorized, approved or distributed any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a) hereof. Each such communication by the Obligors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Additional

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Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser expressly for use in any Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the SEC (collectively, the “Incorporated Documents”) complied or will comply (as applicable) in all material respects with the requirements of the Exchange Act.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Obligors that is a party thereto.

(h) The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, each of the Obligors that is a party thereto, enforceable against each of the Obligors in accordance with its terms, except as (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (ii) rights to indemnification and contribution thereunder may be limited by applicable law and public policy considerations. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Issuers will, on the Closing Date, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and paid for as provided herein, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. On the Closing Date, the Exchange Notes will have been duly authorized for issuance by the Issuers, and when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, will constitute valid and binding

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obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date have been duly authorized for issuance by the Guarantors and, when the Notes have been duly executed and authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided herein, the Guarantees of the Notes will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. On the Closing Date, the Guarantees of the Exchange Notes will have been duly authorized for issuance by the Guarantors and, when the Exchange Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Obligors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Obligors that are parties thereto, enforceable against such Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) No Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum (in each case, exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), subsequent to the date of the latest financial statements included in the Pricing Disclosure Package and the Offering Memorandum (in each case, exclusive of any amendment or supplement thereto subsequent to the date of this Agreement): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, regardless of whether arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, considered as a single enterprise (any such change, a “Material Adverse Change”); (ii) the Partnership and its

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subsidiaries, considered as a single enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership or, except for dividends paid to the Partnership or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.

(m) Independent Accountants. Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Partnership (excluding the Target and its subsidiaries) included in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board. Johnson Miller & Co., which expressed its opinion with respect to the financial statements of the Target included in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the American Institute of Certified Public Accountants.

(n) Preparation of the Financial Statements. The historical consolidated financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The summary consolidated historical financial data set forth in the Offering Memorandum under the captions “Summary—Our Summary Consolidated Historical and Pro Forma Financial Information” and “Our Selected Consolidated Historical Financial Information” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma financial statements of the Partnership and its subsidiaries and the related notes thereto included under the caption “Summary— Our Summary Consolidated Historical and Pro Forma Financial Information” and “Unaudited Pro Forma Consolidated Financial Information” present fairly in all material respects the information contained therein, and, for the year ended December 31, 2013 and the three-month period ended March 31, 2014, comply in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward looking statements included in the Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

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(o) Formation and Good Standing of the Partnership and its Subsidiaries. Each of the Partnership and its subsidiaries has been duly formed, organized or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction of its formation, organization or incorporation, as applicable, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, except with respect to the Additional Guarantors until such time as they are joined as parties to this Agreement pursuant to the Joinder Agreement, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Partnership and its subsidiaries is duly qualified as a foreign limited partnership, limited liability company or corporation, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing or equivalent status would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as such non-assessability may be limited by the limited partnership, limited liability company, corporation or business entities statute or act, as applicable, of the jurisdiction of formation, organization or incorporation, as applicable, of such subsidiary) and is owned (or, with respect to the Target and its subsidiaries, following the consummation of the Acquisition, will be owned) by the Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than those arising under the Existing Credit Agreement or the New Credit Agreement, and except as otherwise disclosed in the Offering Memorandum. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than (x) prior to the consummation of the Acquisition, the subsidiaries listed in Exhibit 21 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Finance Corp. and (y) following the consummation of the Acquisition, the subsidiaries listed in Schedule B hereto.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Partnership or any of its subsidiaries is (i) in violation of its certificate of limited partnership, certificate of formation, certificate of incorporation, charter, limited partnership agreement, limited liability company agreement, operating agreement, bylaws or other governing document, as applicable (the “Organizational Documents”) or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Partnership or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Partnership’s existing credit facilities as described in the Pricing Disclosure Package), or to which any of the property or assets of

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the Partnership or any of its subsidiaries is subject, in each case, that are material with respect to the Partnership and its subsidiaries, taken as a single enterprise (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Obligors party thereto and the consummation of the transactions contemplated thereby (including the issuance and sale of the Securities and the use of proceeds from the sale of Securities as described in the Offering Memorandum under the caption “Use of Proceeds”) (i) will not result in any violation of the Organizational Documents of the Obligors, (ii) except as disclosed in the Offering Memorandum, will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Partnership or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 hereof and subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Obligors to the extent a party thereto, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except as (1) expressly contemplated by this Agreement, (2) such as have been obtained or made by the Obligors and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada, (3) such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Obligors’ obligations under the Registration Rights Agreement, (4) the filings that may be required to terminate liens or security interests securing existing indebtedness to be paid off in connection with the Transactions as contemplated by the Transaction Documents, the Stock Purchase Agreement or the Offering Memorandum and (5) the filings that may be required to perfect liens or security interests granted in connection with the Transactions as contemplated by the Transaction Documents or the Offering Memorandum. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any of its subsidiaries.

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(q) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Partnership, threatened (i) against or affecting the Partnership or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Partnership or any of its subsidiaries where such action, suit or proceeding, if determined adversely to the Partnership or such subsidiary, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Offering Memorandum, no material labor dispute with the employees of the Partnership or any of its subsidiaries exists or, to the best of the knowledge of the Partnership, is threatened or imminent.

(r) Intellectual Property Rights. Except as otherwise disclosed in the Offering Memorandum, the Partnership and its subsidiaries own or possess adequate right to use all material trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted in all material respects. Neither the Partnership nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(s) All Necessary Permits, etc. Except as otherwise disclosed in the Offering Memorandum, each of the Partnership and its subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary under applicable law to own, lease and operate its properties and to conduct its businesses, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, which if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(t) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Partnership and each of its subsidiaries has good and marketable title to all the real property (exclusive of easements, rights of way and other similar instruments) and the personal property reflected as owned in the financial statements referred to in Section 1(n) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as disclosed in the Offering Memorandum, (ii) as exist pursuant to the Existing Credit Agreement or the New Credit Agreement, (iii) liens for real property taxes, assessments and other governmental charges that are not delinquencies or that are currently being contested in good faith by appropriate proceedings and (iv) such as do not materially interfere with the use made or proposed to be made of such property by the Partnership or such subsidiary and would not reasonably be expected, individually or in the aggregate, to result in a

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Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Partnership or any subsidiary are held under valid and enforceable leases, with such exceptions to validity and enforceability as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(u) Tax Law Compliance. The Partnership and its subsidiaries that are required to do so have filed (or have obtained an extension with respect to) all federal, state, local and foreign income and franchise tax returns (other than certain state and local tax returns as to which the failure to file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change) and have paid all taxes required to be paid and due pursuant to such return and, if due and payable, any related or similar assessment, fine or penalty levied against any of the Partnership or its subsidiaries, in each case other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) which, if not paid, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(v) Investment Company. None of the Obligors is, or after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) Insurance. The Obligors maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. All such insurance is outstanding and duly in force on the Closing Date.

(x) No Price Stabilization or Manipulation. None of the Obligors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(y) Solvency. Each of the Obligors is, and immediately after the Closing Date, after giving effect to the Transactions, will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(z) Compliance with Sarbanes-Oxley. The Partnership, Compressco Partners GP Inc., a Delaware corporation and the sole general partner of the Partnership (the “General Partner”), and the General Partner’s officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).

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(aa) Accounting System. The Partnership maintains a system of accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(bb) Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (i) are designed to provide reasonable assurance that material information relating to the Partnership and its subsidiaries is made known to the chief executive officer and chief financial officer of the General Partner as appropriate by others within the General Partner, the Partnership or its subsidiaries and (ii) are effective in all material respects to perform the functions for which they are established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize, and report financial data; and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc) Regulations T, U and X. None of the Obligors nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd) Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) each of the Partnership and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws (as defined below), which compliance includes, without

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limitation, having obtained and being in material compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Partnership or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Partnership nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Partnership or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Partnership has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Partnership or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Partnership’s knowledge, threatened against the Partnership or any of its subsidiaries other than such claims, actions, causes of action, investigations and notices regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; (iv) other than in the ordinary course of business, neither the Partnership nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law other than such investigations, responses or other corrective actions regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (v) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Materials of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Partnership or any of its subsidiaries, including without limitation, any such liability which the Partnership or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (x) the Release or threatened Release of Materials of Environmental Concern; and (y) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

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(ee) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ff) ERISA Compliance. Except as otherwise disclosed in the Offering Memorandum, the Partnership and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Partnership, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, except for where any failure to comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Partnership or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Internal Revenue Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Partnership or such subsidiary is a member. No “reportable event” (as defined under ERISA but excluding any event for which the 30-day notice period is waived) has occurred that has not been timely reported or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates. No “employer pension benefit plan” (as defined under ERISA) established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates, if such “employer pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Partnership, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change under either (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employer pension benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code. Each “employer pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Internal Revenue Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(gg) Compliance with Labor Laws. Except as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Partnership, threatened against the

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Partnership or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the knowledge of the Partnership, threatened, against the Partnership or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Partnership or any of its subsidiaries and, to the knowledge of the Partnership, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(hh) Related Party Transactions. No relationship, direct or indirect, exists between any of the Partnership or its Affiliates, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership or its Affiliates, on the other hand, that is required by the Securities Act to be disclosed in a registration statement on Form S-1 to be filed with the SEC and that is not so disclosed in the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Obligors or their Affiliates to or for the benefit of any of the officers or directors of the Obligors or their Affiliates or any of their respective family members.

(ii) No Unlawful Contributions or Other Payments. Neither the Partnership nor any of its subsidiaries nor any director or officer of the foregoing entities, or, to the knowledge of the Partnership, any agent, employee or affiliate of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA,” which term, as used herein, includes the rules and regulations thereunder), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership, its subsidiaries and, to the knowledge of the Partnership, their Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) No Conflict with Money Laundering Laws. The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

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(kk) OFAC. Neither the Partnership nor any of its subsidiaries nor any director or officer of the foregoing entities, or, to the knowledge of the Partnership, any agent, employee or affiliate of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Partnership or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Obligors will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of any U.S. sanctions administered by OFAC.

(ll) New Credit Agreement. The New Credit Agreement has been duly and validly authorized by the Obligors and, when duly executed and delivered by the Obligors and duly authorized, executed and delivered by the lenders thereunder, will be the valid and legally binding obligation of the Obligors, enforceable against the Obligors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(mm) Regulation S. The Obligors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Obligors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Partnership is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(nn) Capitalization. The Partnership’s capitalization is as set forth under the caption “Capitalization” in the Offering Memorandum.

(oo) MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after December 31, 2010 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Code.

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Any certificate signed by an officer of an Obligor and delivered to the Initial Purchaser or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Obligor to each Initial Purchaser as to the matters set forth therein.

Each Obligor acknowledges and agrees that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and 5(d), counsel for the Obligors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Obligors and compliance by the Obligors with their agreements set forth herein, and each Obligor hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Obligors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Obligors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 96.508% of the principal amount thereof payable on the Closing Date, plus accrued interest, if any, from August 4, 2014 to the Closing Date, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth. The Obligors shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

(b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 (or such other place as may be agreed to by the Partnership and Merrill Lynch) at 9:00 a.m., Houston time, on August 4, 2014, or such other time and date as Merrill Lynch and the Partnership may mutually agree upon in writing (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. On the Closing Date, the Issuers shall deliver, or cause to be delivered, through the facilities of the Depositary, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor as set forth in Section 2(a) hereof. The Notes shall be evidenced by one or more global securities in definitive form, registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

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(d) Initial Purchaser as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Obligors that:

(i) it has not offered or sold, and will not offer or sell, the Securities as part of its initial offering except (A) within the United States, to persons whom it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions pursuant to and meeting the requirements of Rule 144A, and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A and (B) outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S and, in each case, upon the terms and conditions set forth in Annex II to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, or by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act; and

(iv) it has not used, authorized use of, referred to, distributed or participated in the planning for use of, and will not use, authorize use of, refer to, distribute or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (A) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum; (B) any written communication that contains either (1) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (2) “issuer information” that was included (including through incorporation by reference) in the Pricing Disclosure Package and the Final Offering Memorandum; (C) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering or other information that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Final Offering Memorandum; (D) any Additional Written Communication; or (E) any written communication prepared by such Initial Purchaser and approved by the Partnership in advance in writing.

Each Initial Purchaser acknowledges and agrees that the Obligors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and 5(d), counsel for the Obligors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with their agreements set forth herein, and each Initial Purchaser hereby consents to such reliance.

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SECTION 3. Additional Covenants. Each of the Obligors further covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Partnership will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement and any other information that has been presented to the Representative or its counsel and as to which the Representative has not reasonably objected in writing. The Partnership will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement and shall not have reasonably objected in writing to such amendment or supplement. The Partnership will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement and shall not have reasonably objected in writing to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Additional Written Communication, the Partnership will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects in writing.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Partnership will immediately notify the Representative thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the initial placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Partnership agrees to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements included or incorporated by reference in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of the Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

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The Obligors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Partnership agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Obligors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of such jurisdictions reasonably designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing sentence, none of the Obligors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Obligors will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Obligors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Partnership will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the initial placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Partnership shall file, on a timely basis, with the SEC and the Nasdaq Global Market (the “Nasdaq”) all reports and documents required to be filed under Section 13 or Section 15 of the Exchange Act. For so long as any of the Securities remain outstanding, and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Partnership is not subject to Section 13 or Section 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Partnership shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.

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(h) Agreement Not To Offer or Sell Additional Securities. During the period of 60 days following the date hereof, the Issuers will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers having a tenor of more than one year or securities exchangeable for or convertible into debt securities of the Issuers (other than as contemplated by this Agreement and to register the Exchange Securities).

(i) No Integration. The Issuers agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Issuers of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Obligors to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) No General Solicitation or Directed Selling Efforts. The Issuers agree that they will not and will not permit any of their Affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales. Until consummation of the Exchange Offer, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) that they control to resell any of the Securities that constitute “restricted securities” under Rule 144(a)(3) under the Securities Act that have been reacquired by any of them (other than pursuant to an effective registration statement under the Securities Act).

(l) Legended Securities. Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

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(m) Future Reports. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will, during any period in which the Partnership is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by any of the Obligors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Obligors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the original issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Obligors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents (except as otherwise stated therein), (v) all filing fees and expenses incurred by the Obligors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the jurisdictions reasonably designated by the Initial Purchasers (including, without limitation, reasonable fees and expenses of counsel for the Initial Purchasers related to such qualification and registration, and the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Obligors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Obligors of their respective other obligations under this Agreement and (x) one-half of all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation used for the purposes of the road show (with the Initial Purchasers to pay the remaining one-half of all expenses incident to the road show, including the cost of any chartered airplane or other transportation). Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

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SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Obligors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Obligors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from:

(i) Ernst & Young LLP, the independent registered public accounting firm for the Partnership, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the Partnership’s financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the Partnership’s financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(ii) Johnson Miller & Co., the independent registered public accounting firm for the Target, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the Target’s financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the Target’s financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any Material Adverse Change as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; and

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(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of its securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c) Opinion of Counsel for the Obligors. On the Closing Date the Initial Purchasers shall have received the favorable opinion of (i) Andrews Kurth LLP, counsel for the Obligors, dated as of such Closing Date, substantially in the form attached hereto as Exhibit A-1 and (ii) Bass C. Wallace, Jr., General Counsel of the General Partner, dated as of such Closing Date, substantially in the form attached hereto as Exhibit A-2.

(d) Opinion of Counsel for the Initial Purchaser. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, the Chief Executive Officer or President of each Obligor and the Chief Financial Officer, the Chief Accounting Officer, any Senior or Executive Vice President or any Vice President of each Obligor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Obligors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Obligors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Indenture; Registration Rights Agreement. On the Closing Date, the Obligors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. On the Closing Date, the Obligors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representative, and the Initial Purchasers shall have received such executed counterparts. The Additional Guarantors shall have executed and delivered the Joinder Agreement and the Initial Purchasers shall have received such executed counterparts.

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(g) Concurrent Transactions. The Acquisition, the Equity Offering, the closing of the New Credit Agreement and the other concurrent financing transactions as described in the Pricing Disclosure Package shall have been consummated substantially concurrently with or immediately following the closing of this Offering on the Closing Date on the terms and conditions described in the Pricing Disclosure Package.

(h) Chief Financial Officer’s Certificate. On the date hereof and on the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer of the General Partner, dated as of such date, satisfactory to the Representative, certifying as to certain financial information contained in the Pricing Disclosure Package and the Offering Memorandum, as applicable.

(i) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Obligors to perform any agreement herein or to comply with any provision hereof, the Obligors agree, jointly and severally, to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges but excluding wages and salaries paid by the Initial Purchasers.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and each of the Obligors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made pursuant to and in reliance upon Regulation S upon the terms and conditions set forth in Annex II hereto, which Annex II is hereby expressly made a part hereof.

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(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH COMPRESSCO PARTNERS, L.P. AND COMPRESSCO FINANCE INC. (THE “ISSUERS”) OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY, OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

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REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUERS AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFER TO THE TRUSTEE.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Obligors for any losses, damages or liabilities suffered or incurred by the Obligors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by such Subsequent Purchasers.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Obligors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which each Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Obligors or otherwise permitted by Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are documented and reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that none of the Obligors shall be liable for any loss, claim, damage, liability, expense or other action to the extent, but only to the extent, arising out of or based upon any

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untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Obligors may otherwise have.

(b) Indemnification of the Obligors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Obligors, each of their respective directors and officers, and each person, if any, who controls any of the Obligors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Obligor or any such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or otherwise permitted by Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser expressly for use therein; and to reimburse each Obligor and each such director, officer, or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are documented and reasonably incurred by the Obligors or such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Obligors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Obligors expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are (i) the statements set forth in the third and fourth sentences of the eighth paragraph under the caption “Important Notice to Readers” and (ii) the information set forth in the table in the first paragraph and the statements in the fifth paragraph, the third and fourth sentences of the seventh paragraph, and the tenth through twelfth paragraphs under the caption “Plan of Distribution,” in each case of clauses (i) and (ii), in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

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(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch in the case of counsel representing the Initial Purchasers or their related persons, representing the indemnified parties who are parties to such action, or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified

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party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Obligors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Obligors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Obligors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Obligors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

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The Obligors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the total discount and commissions received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of an Obligor, and each person, if any, who controls the Obligors with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Obligors, as applicable.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuers if at any time: (i) trading or quotation in any of the Partnership’s securities shall have been suspended or materially limited by the SEC or by the Nasdaq, or trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the SEC or FINRA; (ii) a general banking moratorium shall have been declared by any of the federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in each such case, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative, there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Obligors to any Initial Purchaser, except that the Obligors shall be obligated to reimburse the expenses of Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Obligors, or (iii) any party hereto to any other party except that the provisions of Sections 8, 9 and 16 hereof shall at all times be effective and shall survive such termination.

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SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Obligors and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser (including any of its affiliates), the Obligors or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (646) 855 3073

Attention: Syndicate Department

with a copy to:

Facsimile: (212) 230-8730

Attention: DCM Legal

with a copy to:

Latham & Watkins LLP

811 Main Street, 37th Floor

Houston, Texas 77002

Facsimile: 713-546-5401

Attention: Michael Chambers

If to the Obligors:

Compressco Partners GP Inc.

Compressco Partners, L.P.

101 Park Avenue, Suite 1200

Oklahoma City, Oklahoma 73102

Attention: James P. Rounsavall

with a copy to:

Andrews Kurth, LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Facsimile: 713-238-7126

Attention: David C. Buck

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Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding , as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the

33

proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 16 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Partnership shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Obligors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Obligors, on the one hand, and the several Initial Purchasers, on the other hand, and the Obligors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Obligors or their respective Affiliates, equityholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Obligors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Obligors on other matters) or any other obligation to the Obligors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Obligors hereby waive and release, to the fullest extent permitted by law, any claims that the Obligors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

34

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

35

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Obligors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMPRESSCO PARTNERS, L.P.

By:	Compressco Partners GP Inc.,
its General Partner

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

COMPRESSCO FINANCE INC.

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

COMPRESSCO PARTNERS SUB, INC.

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

COMPRESSCO PARTNERS OPERATING, LLC

By:	Compressco Partners, L.P.,
its sole managing member

By:	Compressco Partners GP Inc.,
its General Partner

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

Signature Page to Purchase Agreement

COMPRESSCO FIELD SERVICES INTERNATIONAL, LLC

By:		Compressco Partners Operating , LLC,
its sole managing member

By:		Compressco Partners, L.P.,
its sole managing member

By:		Compressco Partners GP Inc.,
its General Partner

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

COMPRESSCO INTERNATIONAL, LLC

By:		Compressco Partners Operating , LLC,
its sole managing member

By:		Compressco Partners, L.P.,
its sole managing member

By:		Compressco Partners GP Inc.,
its General Partner

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

Signature Page to Purchase Agreement

COMPRESSCO HOLDINGS, LLC

By:		Compressco Partners Operating , LLC,
its sole managing member

By:		Compressco Partners, L.P.,
its sole managing member

By:		Compressco Partners GP Inc.,
its General Partner

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

COMPRESSCO LEASING, LLC

By:		Compressco Partners Operating , LLC,
its sole managing member

By:		Compressco Partners, L.P.,
its sole managing member

By:		Compressco Partners GP Inc.,
its General Partner

	By:	/s/ James P. Rounsavall
Name: James P. Rounsavall
Title: Chief Financial Officer

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Oscar Brown

Name: Oscar Brown
Title: Managing Director

Signature Page to Purchase Agreement

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$192,500,000
Barclays Capital Inc.	$26,250,000
Credit Suisse Securities (USA) LLC	$26,250,000
J.P. Morgan Securities LLC	$26,250,000
RBC Capital Markets LLC	$26,250,000
Wells Fargo Securities, LLC	$26,250,000
Raymond James & Associates, Inc.	$13,125,000
Capital One Securities Inc.	$13,125,000

Total	$350,000,000

Schedule A-1

SCHEDULE B

SUBSIDIARIES OF TARGET

Pump Systems International, Inc.

Rotary Compressor Systems, Inc.

Compressor Systems Australia Pty Ltd

Sistemas de Compresores de México, S. de R.L. de C.V.

CSI Compression Holdings, LLC

Schedule B-1

EXHIBIT A-1

FORM OF OPINION OF ANDREWS KURTH LLP

[Attached.]

Exhibit A-1

August 4, 2014

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Re:	7.25% Senior Notes due 2022 issued by Compressco Partners, L.P. and Compressco Finance Inc.

Ladies and Gentlemen:

We have acted as special counsel to Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), and Compressco Finance Inc., a Delaware corporation (the “Co-Issuer”), in connection with the Purchase Agreement dated July 29, 2014 (the “Purchase Agreement”) among (i) the Partnership, (ii) the Co-Issuer, (iii) the subsidiaries of the Partnership named therein as parties thereto, and (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by the Partnership and the Co-Issuer to the Initial Purchasers of $350,000,000 aggregate principal amount of 7.25% Senior Notes due 2022 (the “Initial Securities”) issued jointly by the Partnership and the Co-Issuer. The Initial Securities are being issued under an Indenture dated as of August 4, 2014 (the “Indenture”) among the Partnership, the Co-Issuer, the subsidiaries of the Partnership named therein as parties thereto and as guarantors of the Initial Securities (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Partnership and the Co-Issuer are referred to collectively herein as the “Issuers.” The Issuers and the Guarantors are referred to collectively herein as the “Obligors.”

The Obligors and the Initial Purchasers have entered into a Registration Rights Agreement dated as of August 4, 2014 (the “Registration Rights Agreement”), pursuant to which the Obligors have agreed to file, under certain conditions, with the Securities and Exchange Commission (the “SEC”), a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offer (the “Exchange Offer”) by the Obligors to the holders of the Initial Securities to issue and deliver to such holders, in exchange for their Initial Securities, a like principal amount of new debt securities (the “Exchange Securities”) identical to the Initial Securities in all material respects, except that the Exchange Securities will not (except in specified circumstances) be subject to restrictions on transfer.

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

We are furnishing this opinion letter to you pursuant to Section 5(c)(i) of the Purchase Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Issuers’ Preliminary Offering Memorandum dated July 21, 2014 (the “Preliminary Offering Memorandum”) relating to the Initial Securities;

(b) the Issuers’ Offering Memorandum dated July 29, 2014 (the “Offering Memorandum”) relating to the Initial Securities;

(c) the Issuers’ pricing term sheet dated July 29, 2014 (the “Pricing Term Sheet”), relating to the Initial Securities (such Pricing Term Sheet, together with the Preliminary Offering Memorandum, being referred to herein as the “Disclosure Package”);

(d) each of the Partnership’s reports that have been filed with the SEC and are incorporated by reference in the Offering Memorandum (the “Incorporated Documents”);

(e) the Indenture;

(f) the form of the Initial Securities and the form of the Exchange Securities;

(g) the global note executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $[                    ], representing the Initial Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Rule 144A under the Securities Act;

(h) the global note executed by the Issuers pursuant to the Indenture, in the aggregate principal amount of $[                    ], representing the Initial Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Regulation S under the Securities Act;

(i) the Purchase Agreement;

(j) the Purchase Agreement Joinder dated August 4, 2014 (the “Joinder Agreement”) among (i) the Acquired Companies (as defined below) and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(k) the Registration Rights Agreement;

(l) the Certificate of Incorporation of Compressco Partners GP Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), certified by the Secretary of State of the State of Delaware as of [                    ] [    ], 2014, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “General Partner Certificate of Incorporation”);

(m) the First Amended and Restated Bylaws of the General Partner, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “General Partner Bylaws”);

(n) the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of [                    ] [    ], 2014, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “Compressco Certificate of Limited Partnership”);

(o) the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 20, 2011 of the Partnership, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (p) below, the date of the Purchase Agreement and the date hereof (the “Compressco Partnership Agreement”);

(p) resolutions of the Board of Directors of the General Partner dated July 17, 2014, and resolutions of the Pricing Committee of the Board of Directors of the General Partner dated July 29, 2014, certified by the Secretary of the General Partner;

(q) the [Certificate of Incorporation] of the Co-Issuer, certified by the Secretary of State of the State of Delaware as in effect on [                    ] [    ], 2014, and certified by the Secretary of the Co-Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (s) below, the date of the Purchase Agreement and the date hereof (the “Co-Issuer Certificate of Incorporation”);

(r) the [Bylaws] of the Co-Issuer, certified by the Secretary of the Co-Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (s) below, the date of the Purchase Agreement and the date hereof (the “Co-Issuer Bylaws”);

(s) resolutions of the Board of Directors of the Co-Issuer dated July 29, 2014, certified by the Secretary of the Co-Issuer;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(t) the [Certificate of Incorporation] of Compressco Partners Sub, Inc., certified by the Secretary of State of the State of Delaware as of [                    ] [    ], 2014, and certified by the Secretary of Compressco Partners Sub, Inc. as in effect on each of the dates of the adoption of the resolutions specified in paragraph (v) below, the date of the Purchase Agreement and the date hereof;

(u) the [Bylaws] of Compressco Partners Sub, Inc., as amended by the First Amendment thereto, certified by the Secretary of Compressco Partners Sub, Inc. as in effect on each of the dates of the adoption of the resolutions specified in paragraph (v) below, the date of the Purchase Agreement and the date hereof;

(v) resolutions of the board of directors of Compressco Partners Sub, Inc. dated July 29, 2014, certified by the Secretary of Compressco Partners Sub, Inc.;

(w) the [Certificate of Formation] of Compressco Partners Operating, LLC, certified by the Secretary of State of the State of Delaware as of June [    ], 2014, and certified by the Secretary of Compressco Partners Operating, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (y) below, the date of the Purchase Agreement and the date hereof;

(x) the [Limited Liability Company Agreement] of Compressco Partners Operating, LLC, certified by the Secretary of Compressco Partners Operating, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (y) below, the date of the Purchase Agreement and the date hereof;

(y) resolutions of the sole member of Compressco Partners Operating, LLC dated July 29, 2014, certified by the Secretary of Compressco Partners Operating, LLC;

(z) the [Certificate of Formation] of Compressco Field Services International LLC, certified by the Secretary of State of the State of Delaware as of June [    ], 2014, and certified by the Secretary of Compressco Field Services International LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (bb) below, the date of the Purchase Agreement and the date hereof;

(aa) the First Amended and Restated Limited Liability Company Agreement of Compressco Field Services International LLC, certified by the Secretary of Compressco Field Services International LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (bb) below, the date of the Purchase Agreement and the date hereof;

(bb) resolutions of the sole member of Compressco Field Services International LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Compressco Field Services International LLC;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(cc) the [Certificate of Formation] of Compressco International, LLC, as amended by the Certificate of Amendment thereto, certified by the Secretary of State of the State of Delaware as of [                    ] [    ], 2014, and certified by the Secretary of Compressco International, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ee) below, the date of the Purchase Agreement and the date hereof;

(dd) the First Amended and Restated Limited Liability Company Agreement of Compressco International, LLC, certified by the Secretary of Compressco International, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ee) below, the date of the Purchase Agreement and the date hereof;

(ee) resolutions of the [sole member] of Compressco International, LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Compressco International, LLC;

(ff) the [Certificate of Formation] of Compressco Holdings, LLC, certified by the Secretary of State of the State of Delaware as of [                    ] [    ], 2014, and certified by the Secretary of Compressco Holdings, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (hh) below, the date of the Purchase Agreement and the date hereof;

(gg) the First Amended and Restated Limited Liability Company Agreement of Compressco Holdings, LLC, certified by the Secretary of Compressco Holdings, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (hh) below, the date of the Purchase Agreement and the date hereof;

(hh) resolutions of the [sole member] of Compressco Holdings, LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Compressco Holdings, LLC;

(ii) the [Certificate of Formation] of Compressco Leasing, LLC, certified by the Secretary of State of the State of Delaware as of [                    ] [    ], 2014, and certified by the Secretary of Compressco Leasing, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (kk) below, the date of the Purchase Agreement and the date hereof;

(jj) the First Amended and Restated Limited Liability Company Agreement of Compressco Leasing, LLC, certified by the Secretary of Compressco Leasing, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (kk) below, the date of the Purchase Agreement and the date hereof;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(kk) resolutions of the [sole member] of Compressco Leasing, LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Compressco Leasing, LLC;

(ll) the [Certificate of Formation] of Compressco Mexico Investment I, LLC, certified by the Secretary of State of the State of Delaware as of [            ] [    ], 2014, and certified by the Secretary of Compressco Mexico Investment I, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (nn) below, the date of the Purchase Agreement and the date hereof;

(mm) the [Limited Liability Company Agreement] of Compressco Mexico Investment I, LLC, certified by the Secretary of Compressco Mexico Investment I, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (nn) below, the date of the Purchase Agreement and the date hereof;

(nn) resolutions of the [sole member] of Compressco Mexico Investment I, LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Compressco Mexico Investment I, LLC;

(oo) the [Certificate of Formation] of Compressco Mexico Investment II, LLC, certified by the Secretary of State of the State of Delaware as of June [    ], 2014, and certified by the Secretary of Compressco Mexico Investment II, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (qq) below, the date of the Purchase Agreement and the date hereof;

(pp) the [Limited Liability Company Agreement of Compressco Mexico Investment II, LLC, certified by the Secretary of Compressco Mexico Investment II, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (qq)below, the date of the Purchase Agreement and the date hereof;

(qq) resolutions of the [sole member] of Compressco Mexico Investment II, LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Compressco Mexico Investment II, LLC;

(rr) the [Certificate of Incorporation] of [Compressor Systems, Inc.], certified by the Secretary of State of the State of Delaware as of [            ] [    ], 2014, and certified by the Secretary of [Compressor Systems, Inc.] as in effect on each of the dates of the adoption of the resolutions specified in paragraph (tt) below, the date of the Purchase Agreement and the date hereof;

(ss) the [Bylaws] of [Compressor Systems, Inc.], as amended by the First Amendment thereto, certified by the Secretary of [Compressor Systems, Inc.] as in effect on each of the dates of the adoption of the resolutions specified in paragraph (tt) below, the date of the Purchase Agreement and the date hereof;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(tt) resolutions of the board of directors of [Compressor Systems, Inc.] dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of [Compressor Systems, Inc.];

(uu) the [Certificate of Incorporation] of Pump Systems International, Inc., certified by the Secretary of State of the State of Delaware as of [            ] [    ], 2014, and certified by the Secretary of Pump Systems International, Inc. as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ww) below, the date of the Purchase Agreement and the date hereof;

(vv) the [Bylaws] of Pump Systems International, Inc., as amended by the First Amendment thereto, certified by the Secretary of Pump Systems International, Inc. as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ww) below, the date of the Purchase Agreement and the date hereof;

(ww) resolutions of the board of directors of Pump Systems International, Inc. dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Pump Systems International, Inc.;

(xx) the [Certificate of Incorporation] of Rotary Compressor Systems, Inc., certified by the Secretary of State of the State of Delaware as of [            ] [    ], 2014, and certified by the Secretary of Rotary Compressor Systems, Inc. as in effect on each of the dates of the adoption of the resolutions specified in paragraph (zz) below, the date of the Purchase Agreement and the date hereof;

(yy) the [Bylaws] of Rotary Compressor Systems, Inc., as amended by the First Amendment thereto, certified by the Secretary of Rotary Compressor Systems, Inc. as in effect on each of the dates of the adoption of the resolutions specified in paragraph (zz) below, the date of the Purchase Agreement and the date hereof;

(zz) resolutions of the board of directors of Rotary Compressor Systems, Inc. dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of Rotary Compressor Systems, Inc.;

(aaa) the [Certificate of Formation] of CSI Compressor Holdings, LLC, certified by the Secretary of State of the State of Delaware as of [            ] [    ], 2014, and certified by the Secretary of CSI Compressor Holdings, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ccc) below, the date of the Purchase Agreement and the date hereof;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(bbb) the [Limited Liability Company Agreement] of CSI Compressor Holdings, LLC, certified by the Secretary of CSI Compressor Holdings, LLC as in effect on each of the dates of the adoption of the resolutions specified in paragraph (ccc) below, the date of the Purchase Agreement and the date hereof;

(ccc) resolutions of the [sole member] of CSI Compressor Holdings, LLC dated [SUBSIDIARY RESOLUTIONS DATE], certified by the Secretary of CSI Compressor Holdings, LLC;

(ddd) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the President and by the Chief Financial Officer and Treasurer of the General Partner, a copy of which is attached hereto as Exhibit A; and

(eee) each of the Applicable Agreements (as defined below) [and each of the Applicable Orders (as defined below)].

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors (including without limitation the facts certified in the Opinion Support Certificate), (ii) representations made by the Obligors and representations made by the Initial Purchasers in the Purchase Agreement and (iii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.

“Acquired Companies” means, collectively, the following entities: [(i) [Compressor Systems, Inc.], a Delaware corporation, (ii) Pump Systems International, Inc., a Delaware corporation, (iii) Rotary Compressor Systems, Inc., a Delaware corporation and (iv) CSI Compressor Holdings, LLC, a Delaware limited liability company].

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

“Applicable Guarantors” means the Guarantors listed in Exhibit B hereto.

“Applicable Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the General Partner Certificate of Incorporation, (ii) the General Partner Bylaws, (iii) the Compressco Certificate of Limited Partnership, (iv) the Compressco Partnership Agreement, (v) the Co-Issuer Certificate of Incorporation, (vi) the Co-Issuer Bylaws, and (vii) the [certificates of incorporation, bylaws, certificates of formation and limited liability company agreements] of the Applicable Guarantors.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every order or decree of any governmental authority by which the Partnership or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise. [However, officers of the General Partner have certified in the Opinion Support Certificate that there are no Applicable Orders.]

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means collectively, the Purchase Agreement, the Joinder Agreement, the Registration Rights Agreement, the Indenture, the Initial Securities and the Exchange Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware. Each of the General Partner and the Co-Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Applicable Guarantors listed in Exhibit B hereto is validly existing as a corporation or limited liability company as indicated in such Exhibit and in good standing under the laws of its jurisdiction of formation or organization indicated in such Exhibit.

2. The General Partner is the sole general partner of the Partnership and has the corporate power and authority to (i) act as the general partner of the Partnership and (ii) execute and deliver, on behalf of the Partnership, each of the Transaction Documents to which it is a party. The Partnership has the limited partnership power and authority under the laws of the

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Disclosure Package and the Offering Memorandum. The Co-Issuer has the corporate power and authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its obligations under, the Transaction Documents to which it is a party. Each of the Applicable Guarantors has the [corporate or limited liability company] power and authority under the laws of its jurisdiction of formation or organization indicated in Exhibit B hereto to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Disclosure Package and the Offering Memorandum.

3. Each of the Purchase Agreement, the Registration Rights Agreement, the Initial Securities and the Indenture has been duly authorized, executed and delivered by each of the Issuers. The Exchange Securities have been duly authorized by each of the Issuers. Each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by each of the Applicable Guarantors. The Joinder Agreement has been duly authorized, executed and delivered by each of the Acquired Companies.

4. None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Initial Securities pursuant to the Purchase Agreement, (iii) the offering, issuance, exchange and delivery of the Exchange Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement in the manner therein contemplated, (iv) the issuance of the guaranties of the Initial Securities by the Guarantors, as set forth in the Indenture, or (v) the issuance of the guaranties of the Exchange Securities by the Guarantors, as set forth in the Indenture, at such time as the Exchange Securities are issued pursuant to the Exchange Offer contemplated by the Registration Rights Agreement in the manner therein contemplated, (A) constituted, constitutes or will constitute a violation of the Applicable Obligor Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Limited Liability Company Act, (v) the Delaware Revised Uniform Limited Partnership Act or (vii) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

5. No Governmental Approval, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by each of the Obligors of the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against any of the Obligors that is a party thereto. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the General Corporation Law of the State of Delaware, (iv) the Delaware Limited Liability Company Act or (v) the Delaware Revised Uniform Limited Partnership Act.

6. The statements under the caption “Description of Notes” in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet and in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

7. The statements under the caption “Certain United States Federal Income Tax Consequences” in the Preliminary Offering Memorandum and in the Offering Memorandum, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8. The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Initial Securities will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, under applicable laws of the State of New York.

10. When the Initial Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the guarantee of the Initial Securities included in the Indenture will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

11. When validly executed by the Issuers and authenticated by the Trustee in the manner provided in the Indenture and delivered in exchange for Initial Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, under applicable laws of the State of New York.

12. When the Exchange Securities have been validly executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for Initial Securities pursuant to the Exchange Offer contemplated by the Registration Rights Agreement, the guarantee included in the Indenture of the Exchange Securities will constitute a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under applicable laws of the State of New York.

13. The Registration Rights Agreement constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

14. Assuming (i) the accuracy of the representations and warranties of the Obligors set forth in Sections [            ] and [            ] of the Purchase Agreement, (ii) the due performance by the Obligors and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2(b) of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Initial Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Initial Securities have been made aware of the information set forth in the Offering Memorandum under the caption “Notice to Investors,” (A) the offer, issue, sale and delivery of the Initial Securities (and the guaranties thereof by the Guarantors) to the Initial Purchasers and the initial resale of the Initial Securities (and the guaranties thereof by the Guarantors) by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, do not require registration under the Securities Act, and (B) prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), such offer, issue, sale and delivery of the Initial Securities (and the guaranties thereof by the Guarantors) and such initial resale of the Initial Securities (and the guaranties thereof by the Guarantors) do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that we express no opinion as to any subsequent resale of any Initial Security (and the guaranties thereof by the Guarantors) or any Exchange Security (and the guaranties thereof by the Guarantors).

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

15. Each of the Obligors is not, and immediately after giving effect to the issuance and sale of the Initial Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Offering Memorandum, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Disclosure Package and the Offering Memorandum (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), no facts have come to our attention that have led us to believe that (i) the Disclosure Package (including the Incorporated Documents), as of [            ] p.m. (Eastern Time) on July 29, 2014 (which you have informed us is a time prior to the time of the first sale of the Initial Securities by the Initial Purchasers), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Offering Memorandum (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon and (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) certain other specified laws of the United States of America to the extent referred to specifically herein, (iv) the General Corporation Law of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware and (vi) the Revised Uniform Limited Partnership Act of the State of Delaware. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by any of the Obligors of any of the Transaction Documents, or the incurrence or performance by any of the Obligors of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of any of the Obligors.

(iii) The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current U.S. federal income tax law, including court authority and existing final and temporary United States Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv) Our opinions in paragraphs 8, 9, 10, 11, 12 and 13 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(v) Our opinions in paragraphs 8, 9, 10, 11, 12 and 13 insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(vi) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3) relating to severability or separability;

(4) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5) purporting to waive damages;

(6) that constitute an agreement to agree in the future on any matter;

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(7) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(8) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(9) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(10) purporting to require the payment of liquidated damages or additional interest for failure timely to comply with obligations under the Registration Rights Agreement;

(11) purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

(12) relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;

(13) purporting to limit the obligations of any party to the extent necessary to avoid such obligations constituting a fraudulent transfer or conveyance;

(14) purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear; or

(15) purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.

(vii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority,

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(viii) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, articles of organization, certificate of limited partnership, charter, bylaws, limited liability company agreement, regulations, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by the each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(ix) Without limiting the generality of our qualification in clause (1) of paragraph (iv) above, we express no opinion as to the applicability or effect of any preference, fraudulent transfer or conveyance, or similar law (including, without limitation, Section 548 of Title 11 of the United States Code or Article 10 of the New York Debtor Creditor Law) on the Transaction Documents or any transactions contemplated thereby or any opinion expressed herein.

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

August 4, 2014

(x) We express no opinion as to Section [4.06] of the Indenture or Section [7.07(a)] of the Indenture.

(xi) We express no opinion as to Sections [                    ] of the Registration Rights Agreement.

(xii) We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Initial Security or Exchange Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(xiii) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(xiv) We express no opinion as to provisions of the Transaction Documents to the effect that a guarantor is liable as a primary obligor, and not as a surety. We advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

(xv) We have assumed that the sale of Initial Securities pursuant to Regulation S under the Securities Act is not a part of a plan or scheme to evade the registration provisions of the Securities Act.

This opinion is being furnished only to you in connection with the sale of the Initial Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Initial Security from you and any subsequent purchaser of any Initial Security or Exchange Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

Exhibit A

Compressco Partners GP Inc.

Officers’ Certificate

August 4, 2014

Reference is made to the Purchase Agreement dated July 29, 2014 (the “Purchase Agreement”) among (i) Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), (ii) Compressco Finance Inc., a Delaware corporation (the “Co-Issuer” and together with the Partnership, the “Issuers”), (iii) the subsidiaries of the Partnership listed on [Schedule[            ]] thereto and (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”). The undersigned, Ronald J. Foster and James P. Rounsavall hereby certify that they are (i) the President and (ii) the Chief Financial Officer, respectively, of Compressco Partners GP Inc., a Delaware limited liability company and the general partner of the Partnership.

Such officers understand that pursuant to the Purchase Agreement, Andrews Kurth LLP (“AK”), special counsel to the Issuers, is delivering to the Initial Purchasers an opinion letter dated the date hereof (“Opinion Letter”). Such officers further understand that AK is relying on this certificate and the statements made herein in rendering certain of the opinions expressed in their respective Opinion Letter. With regard to the foregoing, the undersigned certify that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:

1. Attached as Schedule 1 to this Officers’ Certificate is a true, accurate and complete list of every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement (collectively, “Applicable Agreements”) that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise and (ii) an instrument by which the Partnership or any of its subsidiaries is bound or by which the Partnership or any of its subsidiaries or any of their respective properties may be bound or affected.

2. Attached as Schedule 2 to this Officers’ Certificate is a true, accurate and complete list of every order or decree (collectively, “Applicable Orders”) of any governmental authority by which the Partnership or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Partnership and its subsidiaries, considered as a single enterprise.

3. The Partnership and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities. Furthermore, the Partnership and its subsidiaries:

(a) are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;

Exhibit A - Page 1

(b) are not engaged, nor do any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;

(c) are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and

(d) do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.

As used in paragraph 3 of this certificate:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;

“Investment Securities” means all Securities except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a)-(c) of paragraph 3 of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary’s total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and

“Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

4. Each of the Partnership and its subsidiaries does not own, and none of the proceeds from the offering of notes contemplated by the Purchase Agreement will be used directly or indirectly to purchase or carry, any “margin stock” as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

(Signature page follows)

Exhibit A - Page 2

IN WITNESS WHEREOF the undersigned have executed this Officers’ Certificate as of the date first written above.

Ronald J. Foster
President

James P. Rounsavall
Chief Financial Officer

Schedule 1

Applicable Agreements

1.	[to come]

Schedule 2

Applicable Orders

[None.]

Exhibit B

Applicable Guarantors

[Update to include subsidiary guarantors that are organized in Delaware or Texas]

Name	Type of Entity	Jurisdiction of Formation or Organization
Compressco Partners Sub, Inc.	corporation	Delaware
Compressco Partners Operating, LLC	limited liability company	Delaware
Compressco Field Services International LLC	limited liability company	Delaware
Compressco International, LLC	limited liability company	Delaware
Compressco Holdings, LLC	limited liability company	Delaware
Compressco Leasing, LLC	limited liability company	Delaware
Compressco Mexico Investment I, LLC	limited liability company	Delaware
Compressco Mexico Investment II, LLC	limited liability company	Delaware
[Compressor Systems, Inc.]	corporation	Delaware
Pump Systems International, Inc.	corporation	Delaware
Rotary Compressor Systems, Inc.	corporation	Delaware
CSI Compressor Holdings, LLC	limited liability company	Delaware

Exhibit B - Page 1

EXHIBIT A-2

FORM OF OPINION OF GENERAL COUNSEL

[Attached.]

Exhibit A-2

[Compressco Letterhead]

[August 4, 2014]

To each of the Initial Purchasers named

in the Purchase Agreement referenced herein

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re:	7.25% Senior Notes due 2022 issued by Compressco Partners, L.P.

  (the “Partnership”) and Compressco Finance Inc. (the “Co-Issuer”).

Ladies and Gentlemen:

I am General Counsel of Compressco Partners GP Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), and in such capacity, I have acted as internal counsel to the Partnership and its subsidiaries in connection with the Purchase Agreement dated July 29, 2014 (the “Purchase Agreement”) among (i) the Issuer, (ii) the Co-Issuer, (iii) the other subsidiaries of the Issuer named therein as parties thereto and (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by the Partnership and the Co-Issuer to the Initial Purchasers of $350,000,000 aggregate principal amount of 7.25% Senior Notes due 2022 (the “Initial Securities”) issued jointly by the Partnership and the Co-Issuer. The Initial Securities are being issued under an Indenture dated as of [August 4, 2014] among the Partnership, the Co-Issuer, the subsidiaries of the Partnership named therein as parties thereto and as guarantors of the Initial Securities (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee. The Partnership and the Co-Issuer are referred to collectively herein as the “Issuers.”

I am furnishing this letter to you pursuant to Section 5(c)(ii) of the Purchase Agreement.

In rendering the statements set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a) the Issuers’ Preliminary Offering Memorandum dated July 21, 2014 (the “Preliminary Offering Memorandum”) relating to the Initial Securities;

(b) the Issuers’ Offering Memorandum dated July 29, 2014 (the “Offering Memorandum”) relating to the Initial Securities;

Exhibit A-2 - Page 1

(c) the Issuers’ pricing term sheet dated July 29, 2014 (the “Pricing Term Sheet”), relating to the Initial Securities (such Pricing Term Sheet, together with the Preliminary Offering Memorandum, being referred to herein as the “Disclosure Package”);

(d) each of the Partnership’s reports that have been filed with the Securities and Exchange Commission and are incorporated by reference in the Offering Memorandum (the “Incorporated Documents”); and

(e) such other instruments as I have deemed necessary in light of the statements expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I advise you that except as disclosed in the Disclosure Package and the Offering Memorandum (including the Incorporated Documents), I am not aware of any action, suit or legal proceeding pending or overtly threatened (by written notice to the General Partner or either of the Issuers) against or affecting the Partnership or any of its subsidiaries or any of their respective properties, that, if determined adversely to the Partnership or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, financial condition, properties or results of operations of the Partnership and its subsidiaries on a consolidated basis.

This letter is being furnished only to you in connection with the sale of the Initial Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity, including any purchaser of any Initial Security from you and any subsequent purchaser of any Initial Security or security issued in exchange therefor, without my express written permission. Statements in this letter as to my awareness of any matter have been made after such internal inquiry posed to the Partnership’s management as I deemed appropriate, and such statements do not indicate any external investigation of the existence or non-existence of any facts or circumstances. The statements expressed herein are as of the date hereof only and are based on facts as of such date, and I disclaim any obligation to update this letter after such date or to advise you of changes of facts stated or assumed herein.

Very truly yours,

Exhibit A-2 - Page 2

EXHIBIT B

FORM OF PURCHASE AGREEMENT JOINDER

[            ] [    ], 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representative of the Initial Purchasers

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Reference is made to the purchase agreement, dated as of July 29, 2014 (the “Purchase Agreement”), initially by and among Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), and Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), the guarantors named therein and you, as representatives of the several initial purchasers (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) by the several Initial Purchasers from the Issuers. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties hereto agree that this letter agreement (this “Joinder Agreement”) is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and as an inducement to the Initial Purchasers to purchase the Securities thereunder.

1. Joinder. Each of the parties hereto hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems necessary to review in order to enter into this Joinder Agreement, and acknowledges and hereby agrees to join and become a party to the Purchase Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein (including without limitation, the obligations of an indemnifying party thereunder), with the same force and effect as if originally named therein, as a Guarantor, and, as if such party executed the Purchase Agreement on the date thereof and performed all obligations and duties required of a Guarantor pursuant to the Purchase Agreement.

Exhibit B-1

2. Representations, Warranties and Agreements. Each of the parties hereto represents and warrants to the Initial Purchasers on and as of the date hereof that:

(a) it has power and authority to execute, deliver and perform its obligations under this Joinder Agreement, and all action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder Agreement has been duly authorized, executed and delivered by such party; and

(b) the representations, warranties and agreements of such party set forth in the Purchase Agreement are true and correct on and as of the date hereof.

3. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Joinder Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Joinder Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

4. Governing Law Provisions. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. Any legal suit, action or proceeding arising out of or based upon this Joinder Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding , as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

5. General Provisions. This Joinder Agreement constitutes the entire agreement of the parties to this Joinder Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Joinder Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Joinder Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

[Signature Pages Follow]

Exhibit B-2

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this Joinder Agreement by signing in the space provided below, whereupon this Joinder Agreement will become a binding agreement in accordance with its terms as of the date first written above.

Very truly yours,

[ADDITIONAL GUARANTORS]

By:
Name:
Title:

Exhibit B-3

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
By:
Name:
Title: Managing Director

Exhibit B-4

ANNEX I

PRICING SUPPLEMENT

Annex I-1

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

Compressco Finance Inc.

July 29, 2014

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated July 21, 2014 (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

The Notes (as defined below) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

Decrease in Gross Proceeds from this Offering and the Equity Offering and Increase in Initial Borrowings Under the New Credit Agreement to Fund the Transactions

The gross proceeds of this offering have been reduced from $350.0 million to $344.8 million and the gross proceeds of the Equity Offering have been reduced from $400.0 million to $359.1 million. In addition, the amount anticipated to be borrowed under the New Credit Agreement to fund the Transactions has been increased from $161.5 million to $206.8 million. As a result, all corresponding references in the Preliminary Offering Memorandum relating to the gross proceeds of this offering, the Equity Offering and the amount of initial borrowings under the New Credit Agreement to fund the Transactions and the as adjusted amount of outstanding indebtedness are hereby updated.

Terms Applicable to the 7.25% Senior Notes due 2022 (the “Notes”)

Issuers:	Compressco Partners, L.P. (the “Partnership”) and Compressco Finance Inc.

Aggregate Principal Amount:	$350,000,000

Gross Proceeds:	$344,778,000

Title of Securities:	7.25% Senior Notes due 2022

Final Maturity Date:	August 15, 2022

Issue Price:	98.508%, plus accrued interest, if any, from August 4, 2014

Coupon:	7.25%

Yield to Worst:	7.50%

Interest Payment Dates:	February 15 and August 15, beginning on February 15, 2015

Record Dates:	February 1 and August 1

Redemption Provisions:

At any time or from time to time prior to August 15, 2017, the Partnership may redeem all or a part of the Notes at a redemption price equal to a “make-whole price” equal to an amount that is the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of (a) the redemption price of such notes at August 15, 2017 and (b) the remaining scheduled payments of interest from the redemption date to August 15, 2017 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at T+ 50 basis points, plus, in each case of (a) and (b), accrued and unpaid interest on such Notes, if any, to the redemption date.

On or after August 15, 2017, the Partnership may redeem all or a part of the Notes, from time to time, at the following redemption prices, plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Redemption Price
2017	105.438%
2018	103.625%
2019	101.813%
2020 and thereafter	100.000%

Prior to August 15, 2017, the Partnership may on one or more occasions redeem up to 35% of the Notes with a cash amount not greater than the amount of net cash proceeds of certain sales of the Partnership’s equity securities at a redemption price of 107.250% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, subject to the limitations described in the Preliminary Offering Memorandum.

Change of Control:	Offer to purchase at 101% of principal, plus accrued and unpaid interest to the date of purchase.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities Inc. Raymond James & Associates, Inc.

Trade Date:	July 29, 2014

Settlement Date:

August 4, 2014 (T+4)

Under Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of this Pricing Supplement will be required, by virtue of the fact that the Notes initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of this Pricing Supplement should consult their own advisor.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

CUSIP and ISIN Numbers:	144A Notes: CUSIP: 20467BAA7 ISIN: US20467BAA70	Reg S Notes: CUSIP: U2038GAA1 ISIN: USU2038GAA14

Additional Information:

Our Summary Consolidated Historical Consolidated Financial and Operating Data

On p. 18 of the Preliminary Offering Memorandum, in order to reflect the decrease in gross proceeds from this offering and the Equity Offering and the increase in initial borrowings under the New Credit Agreement to fund the Transactions, the following changes shall be made: (i) Ratio of total debt to EBITDA Plus Estimated Pro Forma Synergies shall be replaced with 4.40 (rather than 4.08); and (ii) Ratio of EBITDA Plus Estimated Pro Forma Synergies to interest expense shall be replaced with 4.47 (rather than 4.48).

This material is strictly confidential and is for your information only and is not intended to be used by anyone other than you. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the Notes. This Pricing Supplement supplements the description of the Notes and the offering in the Preliminary Offering Memorandum and does not purport to be complete. Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication is not intended to be a confirmation as required under Rule 10b-10 of the Exchange Act, as amended. A formal confirmation will be delivered to you separately. This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

Any disclaimers or other notices that may appear below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers or other notices may have been automatically generated as a result of this Pricing Supplement being sent via, or posted on, Bloomberg email or another electronic communication system.

ANNEX II

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Annex II-1